UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 17, 2008

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 17, 2008, the Board of Directors of Parametric Technology Corporation (PTC), in accordance with PTC’s By-Laws, amended and restated the By-Laws to correspond with recent changes to the Massachusetts Business Corporation Act, to require additional disclosures from stockholder proponents, and to clarify certain other provisions.

Article 1 – Stockholders

Article 1, Section 1.1 “Place of Meetings; Participation by Remote Communications” was amended to enable PTC to permit stockholders and proxyholders not physically present a meeting of stockholders to participate and vote at the meeting by means of remote communications if the corporation has implemented measures to enable such holders an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and to verify that each person deemed present and permitted to vote by remote communication is such a holder and the corporation keeps a record of each vote cast or other action taken at the meeting by remote communication.

Article 1, Section 1.2 “Annual Meeting” was amended to eliminate the requirement that the annual meeting be held within six months after the end of the fiscal year and to state that a purpose of the annual meeting is the election of directors and such other purposes as are specified in the notice of meeting.

Article 1, Section 1.3 “Special Meetings” was amended to replace the term “Clerk” with the term “Secretary” in both places it appears.

Article 1, Section 1.4 “Notice of Meetings; Waiver” was amended to provide that notice of a meeting of stockholders may not be given more than 60 days before the meeting, that such notice may be given by electronic transmission, that a waiver of notice can be made by electronic transmission, and that a stockholder’s attendance at a meeting waives objection to lack of notice or defective notice and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the stockholder objects to consideration of the matter when presented. Section 1.4 was also amended to replace the terms “Clerk” and “Assistant Clerk” with the terms “Secretary” and “Assistant Secretary,” respectively.

Article 1, Section 1.5 “Quorum” was amended to provide that shares once represented for any purpose at a meeting are deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that such shares are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting. Section 1.5 was also amended to change the references from classes of stock to “voting groups.”

Article 1, Section 1.6 “Postponements; Adjournments” was amended to provide that any meeting of the stockholders may, before it is called to order, be postponed for any reason by the Board of Directors or the Chief Executive Officer to another date, time and place and that any business that could have been conducted at the meeting as originally called may be transacted at the postponed meeting.

          Article 1, Section 1.7 “Voting and Proxies” was amended to extend the term of a written proxy from six months to eleven months before the meeting stated in the proxy and to permit the Chief

Executive Officer, in addition to the board of directors, to approve procedures by which a stockholder may give a proxy by electronic communication.

          Article 1, Section 1.8 “Action at Meeting” was amended to provide for voting by “voting groups” at meetings of the stockholders, rather than classes of stock, and to enable the chairman of the meeting to require voting by ballot.

          Article 1, Section 1.10 “Advance Notice of Business at Meetings of Stockholders” was amended to clarify that stockholder nominations of directors are addressed in Section 2.3 of the By-Laws, to change the term “Clerk” to “Secretary” and to reflect the fact that notices of the meeting can be sent by electronic transmission. Section 1.10 was also amended to provide that the postponement or adjournment of any annual or special meeting of the stockholders for which notice has been provided will not commence a new time period for giving the stockholder’s notice under the section. The section was further amended to require additional information with respect to equity interests, including derivative interests, held and/or beneficially owned by a stockholder proponent, any proxy, understanding or relationship pursuant to which the stockholder has a right to vote any security of the corporation, any short interest in any security of the corporation, any rights to dividends on the shares of the corporation that are separated or separable from the underlying shares, and any performance-related fees (other than asset based fees) that the stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or derivative instruments, any material interest the stockholder or beneficial owner has in the proposed business, and any understanding the stockholder has with any other person(s) related to the subject matter of the proposal. Finally, the section was amended to clarify that the provisions of the section apply whether or not the stockholder seeks inclusion of the stockholder’s proposal in the corporation’s proxy statement for the meeting.

Article 2 – Directors

          Article 2, Section 2.2 “Number, Election and Qualification” was amended to reflect the fact that stock has been issued by the corporation and to conform the references to the revised Massachusetts Business Corporation Act.

          Article 2, Section 2.3 “Nomination of Directors” was amended to replace the word “Clerk” with the word “Secretary” in each place it appeared and to clarify that the corporation’s proxy materials may be provided electronically to stockholders. Section 2.3 was also amended to provide that any postponement or adjournment of a stockholder meeting for which notice has been provided does not commence a new time period for giving a stockholder’s notice. Section 2.3 was further amended to require a stockholder proponent to provide additional information with respect to any person the stockholder proposes to nominate for election as a director to enable the corporation to make a determination as to such person’s independence from the corporation.

          Article 2, Sections 2.4 “Enlargement of the Board” and 2.5 “Tenure” were each amended to delete the reference to the second paragraph of Section 2.2 such that any enlargement of the board of directors and tenure of a director is governed by the entirety of Section 2.2, which governs the number, election and qualification of directors.

          Article 2, Section 2.6 “Vacancies” was amended to conform the references to the revised Massachusetts Business Corporation Act.

Article 2, Section 2.7 “Resignation” was revised to insert the word “Secretary” for “Clerk.”

          Article 2, Section 2.8 “Removal” was amended to conform the references to the revised Massachusetts Business Corporation Act.

          Article 2, Section 2.11 “Meetings by Telephone Conference Calls or Other Electronic Communication” was amended to provide that meetings of the board of directors or its committees may be held by all electronic communication methods.

          Article 2, Section 2.12 “Notice of Special Meetings” was amended to delete the reference to “Clerk” and to provide that notice of a special meeting of the board of directors or its committees may be made by any electronic communication.

          Article 2, Section 2.15 “Action by Consent” was amended to provide that directors may provide their consent to an action by an electronic communication to the corporation.

Article 3—Officers

          Article 3, Section 3.1 “Enumeration” was amended to eliminate the replace the reference to “Clerk” with “Secretary” and to provide that the Chief Executive Officer, in addition to the board of directors, may determine officers of the corporation and their titles.

          Article 3, Section 3.2 “Election” was amended to replace the reference to “Clerk” with “Secretary” and to provide that officers of the corporation may also be chosen under the authority of the board of directors.

          Article 3, Section 3.3 “Qualification” was amended to eliminate the requirement that the Clerk be a resident of Massachusetts unless the corporation has a resident agent appointed for the service of process.

          Article 3, Section 3.4 “Tenure” was amended to replace the reference to “Clerk” with “Secretary,” to provide that the term of each of the President, Treasurer and Secretary may also be terminated by such person’s death, resignation or removal, and to provide that all other officers serve at the pleasure of the directors and may be removed at any time.

          Article 3, Section 3.5 “Resignation and Removal” was amended to delete the reference to “Clerk,” to provide that an officer of the corporation may be removed at any time not only the board of directors but also under the authority of the board of directors, and to remove the procedure for use in connection with a removal of an officer for cause.

          Article 3, Section 3.6 “Vacancies” was amended to replace the reference to “Clerk” with “Secretary.”

          Article 3, Section 3.9 “Vice Presidents” was amended to provide that the Chief Executive Officer, in addition to the Board of Directors, may assign titles to Vice Presidents of the corporation.

          Article 3, Section 3.10 “Treasurer and Assistant Treasurers” was amended to include subparagraph identifiers.

          Article 3, Section 3.11 “Clerk and Assistant Clerks” was re-titled “Secretary and Assistant Secretaries” and was amended to replace the references to “Clerk” and “Assistant Clerk” with “Secretary” and “Assistant Secretary,” respectively.

Article 3, Section 3.12 “Secretary and Assistant Secretaries,” which covered the duties of a Secretary and Assistant Secretaries if appointed in addition to a Clerk, was deleted because it duplicated the contents of Section 3.11 as revised.

Article 4 – Capital Stock

Article 4, Section 4.2 “Certificate of Stock; Uncertificated Shares” was amended to provide that the corporation may issue uncertificated shares of its capital stock and that holders of uncertificated shares shall be provided with a statement of the information that would otherwise be set forth on a certificate for such shares and as required by the Massachusetts Business Corporation Act.

Article 4, Section 4.3 “Transfers” was amended to provide for the transfer of uncertificated shares.

Article 4, Section 4.4 “Record Date” was amended to permit the Board of Directors to establish a record date for a meeting of stockholders or the date for payment of any dividend or distribution to stockholders or the last date on which a consent or dissent of stockholders may be expressed not more than 70 days in advance of such event rather than 60 days as previously provided. Section 4.4 was also amended to provide that a determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any postponement or adjournment of the meeting unless the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board of Directors must fix a new record date.

Article 4, Section 4.5 “Replacement of Certificates” was amended to provide that uncertificated shares may be issued in replacement of a lost, destroyed or mutilated certificate of capital stock of the corporation.

Article 5 – Miscellaneous Provisions

Article 5, Section 5.3 “Voting of Securities” was amended to add the President, the Chief Financial Officer and the Secretary of the corporation as persons who may act as proxy or attorney-in-fact for the corporation at any meeting of or other action by stockholders, shareholders or members of any corporation or organization whose securities are held by the corporation.

Article 5, Section 5.4 “Corporate Records” was amended to delete the list of documents required to be kept by corporation and to require the corporation to keep such records as are required by the Massachusetts Business Corporation Act. Section 5.4 was further amended to delete the list of certain items for which stockholder review of the corporation’s records would be improper and to provide that such records shall be available for inspection by stockholders for any proper purpose and in conformity with the Massachusetts Business Corporation Act.

Article 5, Section 5.5 “Evidence of Authority” was amended to delete the references to “Clerk,” “Assistant Clerk” and temporary Clerk and temporary Secretary.

Article 6 – Amendments

The second paragraph of Article 6, which prohibited changes to the date fixed in the By-Laws for the annual meeting of stockholders within 60 days before such date and required notice of any other change in such date be given to stockholders at least 20 days before the new fixed date for such meeting, was deleted.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the amended and restated By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	By-Laws of Parametric Technology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: September 23, 2008	By:	/s/Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel and Secretary